Exhibit 10.4

OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”), dated as of December 30, 2020 (the “Amendment Closing Date”), is made by and among BANKERS COMMERCIAL CORPORATION, a California corporation, as Lessor (“Lessor”), MUFG UNION BANK, N.A., as Collateral Agent for the Rent Assignees (“Collateral Agent”), MUFG BANK, LTD., as Administrative Agent for the Participants (“Administrative Agent”), CUBIC CORPORATION, a Delaware corporation, as Lessee and Construction Agent (“Lessee”), and each of the Rent Assignees listed on the signature pages hereof (the “Rent Assignees”).

W I T N E S S E T H:

WHEREAS, Lessee, Lessor, the Rent Assignees (together with Lessor, the “Participants”), Collateral Agent and Administrative Agent entered into a Second Amended and Restated Participation Agreement, dated as of May 29, 2020 (the “A&R Participation Agreement” and, as amended by this Amendment, collectively, the “Participation Agreement”);

WHEREAS, Lessor and Lessee entered into an Amended and Restated Lease Agreement, dated as of June 7, 2019 (the “A&R Lease” and, as amended by this Amendment, collectively, the “Lease”); and

WHEREAS, Lessee desires to modify the A&R Participation Agreement and the A&R Lease to (i) reflect a change to its intention regarding the accounting treatment of the Overall Transaction (as defined in the Participation Agreement), (ii) amend the insurance requirements, and (iii) obtain certain waivers as more specifically set forth herein, and the Participants, Collateral Agent and Administrative Agent are amenable to such modifications.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         Defined Terms. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in Appendix I to the Participation Agreement and the rules of interpretation set forth in such Appendix shall apply to this Amendment.

2.         Amendments to the A&R Participation Agreement. The parties thereto hereby agree that the A&R Participation Agreement shall be modified as set forth below:

(a)        The following definitions are hereby inserted into Appendix I to the Participation Agreement in the appropriate alphabetical order, to read as follows:

“Omnibus Amendment” shall mean that certain Omnibus Amendment, dated December 30, 2020, by and among the Lessee, the Lessor, the Collateral Agent, the Administrative Agent and the Rent Assignees.

(b)        The definition of “Escrow Agreement” as set forth in Appendix I to the A&R Participation Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Escrow Agreement” shall mean that certain Escrow Agreement dated as of the Base Term Commencement Date among the Collateral Agent (in its capacity as escrow agent), the Administrative Agent and Lessee.

(c)        The definition of “Lease” as set forth in Appendix I to the A&R Participation Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Lease” shall mean that certain Amended and Restated Lease Agreement dated as of June 7, 2019 between the Lessor and the Lessee, as amended by the Omnibus Amendment.

(d)        The definition of “Operative Documents” as set forth in Appendix I to the A&R Participation Agreement is hereby amended by adding a document (13) as follows: “(13) the Omnibus Agreement”.

(e)        The definition of “Return Price Recourse Deficiency Amount” as set forth in Appendix I to the A&R Participation Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Return Price Recourse Deficiency Amount” shall mean the amount equal to the Return Price Recourse Deficiency Amount set forth on the Lease Supplement.

(f)        Section 2.5 of the A&R Participation Agreement is hereby amended so that, with respect to the final Advance Request only, such Advance Request shall be required to be delivered to the Construction Consultant and the Administrative Agent at or before 11:00 a.m. New York time on the second (2nd) Business Day prior to the proposed Advance Date, which proposed Advance Date may be, but is not required to be, a Monthly Date.

(g)        Section 2.9 of the A&R Participation Agreement is hereby amended so that, with respect to the final Advance Request only, the Administrative Agent may provide notice of the applicable LIBOR Rate to the Lessee, the Lessor and each other Participant no later than 11:00 a.m., New York time, one (1) Business Day prior to the effectiveness of such LIBOR Rate with respect to the final Advance Request.

(h)        Section 2.14(a) of the A&R Participation Agreement is hereby amended by deleting that clause entirely and replacing it with the following:

(a)        the Overall Transaction constitutes a financing lease for purposes of the Lessee’s financial reporting under GAAP provisions relating to leases including without limitation the Accounting Standards Codification (“ASC”) 842 (including 842-10 and 842-40-55).

3.         Amendments to the A&R Lease. The parties hereto hereby agree that the A&R Lease shall be modified as set forth below:

(a)        The first sentence of Section 11.1(a) of the A&R Lease is hereby deleted in its entirety and the following is inserted in its place:

The Lessee will maintain comprehensive general liability insurance, including coverages for contractual liability, against third-party bodily injury, including death, and third-party property damage, written on an occurrence basis, including against Lessor, in an amount at least equal to $30,000,000 per occurrence and $30,000,000 in the aggregate during the Lease Term (which coverage may be met in combination with Primary Commercial General Liability coverage and Umbrella Liability excess coverage).

(b)        Section 11.1(b) of the A&R Lease is hereby amended solely to require that coverage for the perils of earth movement (including but not limited to earthquake and landslide) shall be in an amount not less than the replacement cost of the Facility (including any costs that may be required to cause the Facility to be reconstructed to comply with then current Applicable Laws and Regulations).

(c)        The last sentence of Section 11.1(c) of the A&R Lease is hereby deleted in its entirety and the following is inserted in its place:

The automobile liability insurance shall have no self-insurance amounts and shall have deductibles not in excess of $100,000.

(d)        Section 23.18 of the A&R Lease is hereby deleted in its entirety and the following is inserted in its place:

It is the intention of the parties that the Overall Transaction constitutes a financing lease for purposes of the Lessee’s financial reporting under GAAP provisions relating to leases and variable interest entities including without limitation the Accounting Standards Codification (“ASC”) 842 (including 842-10 and 842-40-

55).

4.         Waivers. Lessee hereby acknowledges that, in connection with each Advance, it delivered an Advance Certificate which stated, among other things, that all conditions precedent to such Advance had been satisfied, but in each case, Lessee failed to satisfy the requirements of Section 3.1(h) of the Participation Agreement in connection with any Advance. Each such false certification constitutes an Event of Default under clause (e) of the definition thereof (collectively, the “Advance Certificate Defaults”), and hereby requests that the Participants, Collateral Agent and Administrative Agent waive such Advance Certificate Defaults. Collateral

Agent, Administrative Agent and each Participant hereby waives the Advance Certificate Defaults in connection with any Advance that has occurred prior to the date hereof; provided, that Lessee shall provide a true, complete and correct Advance Certificate, including compliance with the requirements of Section 3.1(h) of the Participation Agreement, in connection with the final Advance. This waiver will not operate as a waiver of any other default, Material Default or Event of Default that occurs as a result of Lessee’s actions or as any future waiver of the Participants’, Collateral’s Agent or Administrative Agent’s rights and remedies in that regard or be interpreted or construed as creating any course of conduct as between Lessee, on the one hand, and the Participants, Collateral Agent and Administrative Agent, on the other hand. Further, this letter is not intended to act as a justification for any expectation of Lessee with respect to the Participation Agreement should any default, Material Default or Event of Default arise in the future and does not preclude any Participant’s exercise of its available rights and remedies under the Operative Documents in the future with respect to any such default, Material Default or Event of Default. This Amendment shall not be construed to be a waiver of any existing or future defaults, Material Defaults or Events of Default under the Participation Agreement or the other Operative Documents other than the Advance Certificate Defaults and, other than as specified herein, shall not be construed to be a modification of any provision, term or condition of the Participation Agreement or any other Operative Document, and the Participants, Collateral Agent and Administrative Agent hereby reserve all of their rights and remedies.

5.         Representations  and  Warranties.     Lessee hereby represents and warrants to Lessor, Administrative Agent, Collateral Agent and the Rent Assignees that as of the date hereof:

(a)        Lessee is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in the State of California and each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)        Lessee has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and the related Operative Documents to which it is a party. This Amendment has been duly executed and delivered by a Responsible Officer of Lessee, and this Amendment and the related Operative Documents to which it is a party constitute the legal, valid and binding obligations of Lessee, each enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c)        The execution, delivery and performance by Lessee of this Amendment and the transactions contemplated hereby and under the related Operative Documents to which it is a party do not and will not, by the passage of time, the giving of notice or otherwise, (i) violate any Applicable Laws and Regulations relating to Lessee, (ii) conflict with, result in a breach of or constitute a default under the charter or bylaws of Lessee, or any material agreement, judgment, injunction, order, decree or other material instrument binding upon Lessee, or any Governmental Action relating to Lessee, except, in any case, as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien upon or with respect to the Leased Property or the Site (except as contemplated by the Operative Documents) or any material Lien upon or with respect to any other property now owned or hereafter acquired by Lessee.

(d)        All representations and warranties of Lessee contained in the Operative Documents to which it is a party are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date).

6.         Representations and Warranties of Lessor. Lessor represents and warrants to each of the other parties hereto that, as of the date hereof:

(a)        Lessor is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties, to enter into and perform its obligations as Lessor under this Amendment and the related Operative Documents, and to carry on its business as now being and hereafter proposed to be conducted.

(b)        This Amendment and each related Operative Document have been or will be duly authorized, executed and delivered by or on behalf of Lessor (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of Lessor, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.

(c)        The execution and delivery by Lessor of this Amendment are not and will not be, and the performance by Lessor of its obligations under this Amendment and the related Operative Documents (i) are not and will not be, inconsistent with the organizational documents of Lessor; (ii) do not and will not contravene any Applicable Laws and Regulations applicable to Lessor and (iii) do not and will not conflict with result in a breach of, or a default under, the charter documents or resolutions of Lessor or any indenture or other material agreement or instrument to which Lessor is party, or any Governmental Action relating to Lessor, except in any case, as could not reasonably be expected to have a material adverse effect on the ability of Lessor to perform its obligations pursuant to the Operative Documents.

(d)        all representations and warranties of Lessor contained in the Operative Documents (as amended hereby) are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date).

7.         Conditions Precedent. This Amendment shall become effective as of the first date (the “Effective Date”) on which each of the following conditions shall have been satisfied:

(a)        each representation and warranty of Lessee and Lessor contained herein shall be true and correct in all material respects on and as of the Amendment Closing Date;

(b)        since September 30, 2020, there has been no Material Adverse Effect with respect to the Site or in the financial position or operations of Lessee, except as otherwise disclosed to the Participants and Administrative Agent;

(c)        the requirements of Section 3.4 of the Participation Agreement shall have been satisfied;

(d)        each of Administrative Agent, Lessee and Collateral Agent shall have received counterparts of the Escrow Agreement, duly executed and delivered by each of the parties thereto; and

(e)        each of the Participants, Lessee, Collateral Agent and Administrative Agent shall have received (except as otherwise set forth below) counterparts of this Amendment, duly executed and delivered by each of the parties hereto.

8.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Rent Assignees, Lessor, Collateral Agent or Administrative Agent under the Participation Agreement or any other Operative Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Lease or the Participation Agreement or any other Operative Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Lessee to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Lease or the Participation Agreement or any other Operative Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the A&R Participation Agreement, the A&R Lease and each other Operative Document specifically referred to herein. On and after the Effective Date, any reference to the Lease or the Participation Agreement contained in the Operative Documents shall mean the Lease or the Participation Agreement, respectively, as modified hereby. If there is a conflict between the provisions of any of the A&R Lease or the A&R Participation Agreement and this Amendment, the provisions of this Amendment will control.

9.         Expenses. Lessee agrees to reimburse Lessor, Administrative Agent, Collateral Agent and the Rent Assignees for their reasonable, properly documented, out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel.

10.       Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

11.       Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

12.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CUBIC CORPORATION, as
Lessee and Construction Agent

By:	/s/ Anshooman Aga
Name: Anshooman Aga
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Rhys V. Williams
Name: Rhys V. Williams
Title: Vice President and Treasurer

[Signature Page to Omnibus Amendment]

Acknowledged and Agreed as of the date first above written:

BANKERS COMMERCIAL CORPORATION,
as Lessor

By:	/s/ Robert J. Hoegter
Name: Robert J. Hoegter
Title: Vice President

[Signature Page to Omnibus Amendment]

MUFG UNION BANK, N.A.,
as Collateral Agent

By:	/s/ Keith Sevigny
Name: Keith Sevigny
Title: Vice President

[Signature Page to Omnibus Amendment]

MUFG BANK, LTD.,
as Administrative Agent

By:	/s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

BA LEASING BSC, LLC
as a Rent Assignee

By:	/s/ John P. White, Sr.
Name: John P. White, Sr.
Title: Vice President

[Signature Page to Omnibus Amendment]